As filed with the Securities and Exchange Commission on July 29, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIVERVIEW BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	000-22957 (Primary Standard Industrial Classification Code Number)	91-1838969 (I.R.S. Employer Identification Number)

900 Washington Street, Suite 900, Vancouver, Washington 98660 (360) 693-6650

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Patrick Sheaffer, Chairman and CEO
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington  98660; (360) 693-6650

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100	Dave M. Muchnikoff, P.C. Silver, Freedman & Taff, L.L.P. 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 (202) 295-4500
Lori M. Beresford, Esquire Kilpatrick Stockton LLP 607 14th Street, NW, Suite 900 Washington DC 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [  ]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [X] 333-162621

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common Stock, par value $.01 per share	1,924,686 shares	$3,868,619	$276

(1)	Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 457(o) under the Securities Act.
(3)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-162621), as amended, is hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b)
under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Riverview Bancorp, Inc., a Washington corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-162621), initially filed by the Company on October 22, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 27, 2010 (the “Prior Registration Statement”), are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith:

Item 16 Exhibits

Exhibit Number	Exhibit Title

5.1	Opinion of Breyer and Associates PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer and Associates, PC (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162621) filed with the Commission on October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, State of Washington, on July 29, 2010.

RIVERVIEW BANCORP, INC.

/s/ Patrick Sheaffer
By: Patrick Sheaffer
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Patrick Sheaffer	July 29, 2010
Patrick Sheaffer Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Ronald A. Wysaske	July 29, 2010
Ronald A. Wysaske President, Chief Operating Officer and Director

/s/ Kevin Lycklama*	July 29, 2010
Kevin Lycklama Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael D. Allen*	July 29, 2010
Michael D. Allen Director

/s/ Gary R. Douglass*	July 29, 2010
Gary R. Douglass Director

/s/ Edward R. Geiger*	July 29, 2010
Edward R. Geiger Director

/s/ Gerald L. Nies*	July 29, 2010
Gerald L. Nies Director

/s/ Jerry C. Olson*	July 29, 2010
Jerry C. Olson Director

*  By power of attorney dated October 22, 2009.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Breyer and Associates PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer and Associates, PC (included in Exhibit 5.1)

24.1*	Power of Attorney
*	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162621) filed with the Commission on October 22, 2009.

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